Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendment thereto) with respect to the Shares of AU Optronics Corp. and further agree that this agreement be included as an exhibit to such filing.  In evidence there of, each of the undersigned hereby executed this Agreement on February 15, 2008.

QISDA CORPORATION

By:	/s/ David Wang
	Name:	David Wang
	Title:	Vice President

DARLY VENTURE, INC.

By:	/s/ Eric Ky Yu
	Name:	Eric Ky Yu
	Title:	Director

DARLY 2 VENTURE, LTD.

By:	/s/ Eric Ky Yu
	Name:	Eric Ky Yu
	Title:	Director